CERTIFICATE OF MERGER

                                       OF

                            DELEEUW ASSOCIATES, INC.
                            A NEW JERSEY CORPORATION

                                       AND

                             DELEEUW CONVERSION LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


To the Department of the Treasury
State of New Jersey


Pursuant to the provisions of Section 14A:10-14 of the New Jersey Business Corporation Act, it is hereby certified that:


      FIRST: The names of the merging entities are DeLeeuw Associates, Inc., which is a business corporation organized under the laws of the State of New Jersey, and DeLeeuw Conversion LLC, which is a limited liability company organized under the laws of the State of Delaware.

      SECOND: Annexed hereto and made a part hereof is the Plan and Agreement of Merger and Reorganization for merging DeLeeuw Associates, Inc. with and into DeLeeuw Conversion LLC as approved by the governing bodies of each of the said entities.

      THIRD: The number of shares of DeLeeuw Associates, Inc. which were entitled to vote at the time of the approval of the Plan and Agreement of Merger and Reorganization by its shareholder is 1,000, all of which are of one class. The sole shareholder of the aforesaid corporation approved the Plan and Agreement of Merger and Reorganization pursuant to written consent; and the number of shares represented by such consent is 1,000. The date of said consent and approval was February 26, 2004.

      The percentage membership interests of DeLeeuw Conversion LLC which were entitled to vote at the time of the approval of the Plan and Agreement of Merger and Reorganization by its sole member is 100%, all of which are of one class. The sole member of the aforesaid limited liability company approved the Plan and Agreement of Merger and Reorganization pursuant to written consent; and the percentage membership interests represented by such consent is 100%. The date of said consent and approval was February 27, 2004.

      FOURTH: The applicable provisions of the laws of the jurisdiction of organization of DeLeeuw Conversion LLC relating to the merger of DeLeeuw Associates, Inc. with and into DeLeeuw Conversion LLC have been, or upon compliance with any of the filing and recording requirements thereof, will have been, complied with.


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      FIFTH:  DeLeeuw  Conversion  LLC hereby  agrees that it may be served with process in the State of New Jersey in any proceeding for the enforcement of any obligation of DeLeeuw Associates, Inc. or any obligation of DeLeeuw Conversion LLC for which it is previously amenable to suit in the State of New Jersey and in any proceeding for the enforcement of the rights of a dissenting shareholder of DeLeeuw Associates, Inc. against DeLeeuw Conversion LLC; and DeLeeuw Conversion LLC hereby irrevocably appoints the Department of the Treasury of the State of New Jersey as its agent to accept service of process in any such proceeding and designates the following post office address without the State of New Jersey to which said Department of the Treasury shall mail a copy of the process in such proceeding:


      DeLeeuw Conversion LLC
      c/o Conversion Services International, Inc.
      100 Eagle Rock Avenue
      East Hanover, NJ 07936

      DeLeeuw Conversion LLC hereby agrees that it will promptly pay to the dissenting shareholders of DeLeeuw Associates, Inc. the amount, if any, to which they are entitled under the provisions of the New Jersey Business Corporation Act with respect to the rights of dissenting shareholders.

      SIXTH: DeLeeuw Conversion LLC will continue its existence as the surviving limited liability company under the name of DeLeeuw Conversion LLC pursuant to the provisions of the laws of the jurisdiction of its organization.



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      This Certificate of Merger is executed on this 27th day of February, 2004.



                                       DELEEUW ASSOCIATES, INC.

                                       By: /s/ Robert DeLeeuw
                                           ------------------------------
                                           Robert DeLeeuw
                                           Chief Executive Officer


                                       DELEEUW CONVERSION LLC

                                       By: /s/ Scott Newman
                                           ------------------------------
                                           Scott Newman
                                           Sole Manager


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